EXHIBIT 99.1

[GRAPHIC OMITTED]



               THEGLOBE.COM ANNOUNCES FOURTH QUARTER RESULTS

              9.3 MILLION USERS JOIN LEADING ONLINE COMMUNITY
               STRONG ADVERTISING FROM MAJOR CONSUMER BRANDS


(February 16, 1999, New York, NY) theglobe.com (Nasdaq: TGLO), the leading online community which fully integrates professional content, commerce and community, today reported results for the fourth quarter ended December 31, 1998.

Revenues for the fourth quarter of 1998 were $2.8 million, representing a 78% increase over third quarter 1998 and a 682% increase over fourth quarter 1997. Pro forma net loss for the quarter was $4.5 million or $0.53 per share versus $4.3 million or $0.64 per share for the third quarter 1998 and $1.0 million or $0.16 for the fourth quarter 1997. Gross profit for the fourth quarter was $1.7 million versus $946,000 in the third quarter 1998 and $170,000 in the fourth quarter 1997. Gross margins were 60%, 61% and 48% respectively for the periods.

In December 1998, the number of users at theglobe.com grew to 9.3 million, up from 6.3 million at the end of September 1998. The number of members grew to nearly 2.3 million in December 1998 from 2.0 million in September 1998.

During the fourth quarter of 1998, the number of advertisers at theglobe.com grew 32% from 111 in the third quarter to 147 in the fourth quarter versus 14 advertisers in the fourth quarter 1997. New advertisers in the quarter included American Express, AT&T, BankAmerica, CNN/SI, Hewlett Packard, Hilton, Intuit, Kodak, Kellogg's Brands, Office Max and Philips Electronics.

In 1998, 68.9% of all advertisers were consumer brands including, Procter & Gamble, Nabisco, Lego, Schering-Plough, Cathay Pacific, Lee Jeans, Levis and Carter Wallace.

For all of 1998, revenues increased by 615% to $5.5 million versus $770,000 for 1997. Pro forma net loss for 1998 was $14.7 million or $2.06 per share, as compared to $3.6 million or $0.54 per share for 1997. Gross profit for 1998 rose to $3.3 million versus $347,000 for 1997. Gross margins in 1998 rose to 59% versus 45% in 1997.

"User growth has increased substantially as theglobe.com continues to develop the vertical themes within our community to provide greater depth and breadth to the online community experience", stated Stephan Paternot, Co-CEO and co-President, theglobe.com. "Major household brands are recognizing our site as clearly offering unique advertising opportunities to target specific demographics, in ways that go well beyond what other sites and traditional media offer."

"theglobe.com has delivered another quarter of strong revenue growth due to an increase in both the number of advertisers as well as the average commitment per advertiser," explained Frank Joyce, Chief Financial Officer, theglobe.com.

Earlier this month, theglobe.com announced the purchase of Azazz, a leading interactive department store recently rated by BizRate.com as one of the highest rated customer certified department stores on the Web. The Company extended its e-commerce strategy during the quarter by launching globeDirect, a direct marketing service which notifies members by email of products that are tailored to their interests.

Todd Krizelman,co-CEO and co-President, theglobe.com, added "While our rapid revenue growth has mainly been derived from advertising sales to date, our recent acquisition of Azazz.com demonstrates our continuing aggressive e-commerce strategy. The acquisition will enable theglobe.com to offer a broad array of products, attractive prices and premium customer service to our millions of monthly users."

ABOUT THEGLOBE.COM

theglobe.com is one of the world's leading online communities with over 9.3 million users in the United States and abroad. theglobe.com is setting the standard for online communities by providing members with a wealth of services and content. The intuitive site is designed to foster a user's creative and interactive experience. Content providers for 10 themes of interest (Art, Business, Entertainment, Life, Metro, News, Romance, Sports, Technology & Travel) include Reuters, E! Online, Thomson Investors Network, Fox Sports, & CNet.

Member content is promoted in every area of the site, integrated around the abundance of data and news available at theglobe.com. By satisfying its users' personal and practical needs, theglobe.com seeks to become their online home. The company's primary revenue source is the sale of advertising, with additional revenues generated through e-commerce arrangements and the sale of membership subscriptions for enhanced services.

globeDirect, a direct marketing and retail service is aimed at supplying its members with point and click buying power.

theglobe.com and globeDirect are service marks of theglobe.com, Inc.

                                theglobe.com
                           SUMMARY FINANCIAL DATA
                 Pro forma results excluding non-recurring,
                              non-cash charge
                                (unaudited)

                               Three Months Ended           Year Ended
                                  December 31,             December 31,
                             ----------------------  ----------------------
                                 1998        1997        1998        1997
                             ----------  ----------  ----------  ----------
Dollars in thousands,
  except per share data

Revenues                     $   2,775   $     355   $   5,510   $     770
Gross profit                     1,654         170       3,271         347

Pro forma operating
  loss before
  non-recurring,
  non-cash charge               (4,672)     (1,226)    (15,488)     (3,883)

Pro forma net loss
  before non-recurring,
  non-cash charge (1)        $  (4,532)  $  (1,034)  $ (14,675)  $  (3,584)
                             ==========  ==========  ==========  ==========

Pro forma net loss
  per share - basic &
  diluted before
  non-recurring,
  non-cash charge            $   (0.53)  $   (0.16)  $   (2.06)  $   (0.54)
                             ==========  ==========  ==========  ==========

Pro forma weighted
  average number of
  common shares
  outstanding (2)             8,580,252   6,628,006   7,135,042   6,620,508
                             ==========  ==========  ==========  ==========

---------------

(1) Pro forma net loss excludes a non-recurring, non-cash charge of $1.4 million in connection with the transfer of outstanding warrants to certain officers of the Company during the third quarter 1998.

(2) Pro forma weighted average shares outstanding for all periods presented assumes that the 5,473,735 shares of Common Stock issued upon the automatic conversion of the Company's Preferred Stock in connection with the initial public offering had been outstanding during each period.


                                theglobe.com
                           SUMMARY FINANCIAL DATA
                                (unaudited)

                               Three Months Ended           Year Ended
                                  December 31,             December 31,
                             ----------------------  ----------------------
                                 1998        1997        1998        1997
                             ----------  ----------  ----------  ----------
Dollars in thousands,
  except per share data

Revenues                     $   2,775   $     355   $   5,510   $     770
Gross profit                     1,654         170       3,271         347

Operating loss before
  non-recurring, non-
  cash charge                   (4,672)     (1,226)    (15,488)     (3,883)

Non-recurring, non-cash
  charge                            --          --      (1,370)         --
                             ==========  ==========  ==========  ==========

Operating loss                  (4,672)     (1,226)    (16,858)     (3,883)

Net Loss                     $  (4,532)  $  (1,034)  $ (16,046)  $  (3,584)
                             ==========  ==========  ==========  ==========

Net Loss per share basic
  and diluted                $   (0.76)  $   (0.90)  $   (6.74)  $   (3.13)
                             ==========  ==========  ==========  ==========

Weighted average shares
  outstanding                 5,962,379   1,154,271   2,381,140   1,146,773
                             ==========  ==========  ==========  ==========

CONTACTS: Esther Loewy, theglobe.com, 212-886-0803 or esther@corp.theglobe.com Corey Cutler, Dewe Rogerson Inc., 212-419-4229 or ccutler@dewerogerson.com

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FORWARD-LOOKING  STATEMENTS:  This news  release  contains  forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company. These factors include, but are not limited to, the limited operating history and early development stage of the Company; its lack of profitability and anticipation of continued losses; unpredictability and potential fluctuations in future revenues; dependence on new product introductions achieving significant market acceptance and the uncertainties of consumer preferences; the acceptance of the Web as an advertising medium; dependence on member generated content; risks of rapid technological change and platform changes, intense competition; and the general risks associated with Internet-based businesses. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission including, without limitation under "Risk Factors" set forth in the company's registration statement on Form S1. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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